As filed with the Securities and Exchange Commission on March 16, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MathStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-1881957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200
Hillsboro, Oregon 97124
Telephone: (503) 726-5500

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

James W. Cruckshank
Vice President, Administration and Chief Financial Officer
MathStar, Inc.
19075 N.W. Tanasbourne Drive, Suite 200
Hillsboro, Oregon 97124
Telephone: (503) 726-5500

Facsimile: (503) 726-5501

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michele D. Vaillancourt, Esq.
Winthrop & Weinstine, P.A.
225 South Sixth Street, Suite 3500
Minneapolis, Minnesota 55402
Telephone: (612) 604-6400
Facsimile: (612) 604-6800

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement field pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Title of Each Class	Amount	Proposed maximum	Proposed maximum	Amount of
of Securities to Be	to be	offering price	aggregate offering	registration
Registered	Registered (1)	per unit (2)	price (3)	fee (3)
Common Stock, $0.01 par value
Warrants (4) (5)
Units (6)
Total:	$40,000,000		$40,000,000	$1,228

(1)             There are being registered hereunder such indeterminate number of shares of common stock of MathStar, Inc. (“MathStar”), such indeterminate number of warrants to purchase common stock of MathStar, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $40,000,000.

(2)         The proposed maximum offering price per share, warrant or unit will be determined from time to time by the registrant in connection with the issuance by the registrant of securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II-D of Form S-3.

(3)         The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 based on the maximum aggregate offering price of the securities listed.

(4)         Also includes such indeterminate number of shares of common stock as may be issued upon settlement of warrants.

(5)         The warrants may be combined with common stock under this registration statement and sold as units.

(6)         Each unit consists of any combination of two or more of the securities registered hereby.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 16, 2007

PROSPECTUS

MathStar, Inc.

Common Stock
Warrants
Units

We may offer and sell from time to time up to $40,000,000 in the aggregate of shares of our common stock, warrants to purchase shares of our common stock or units consisting of the foregoing securities.

We will provide specific terms of these securities and the offering in supplements to this prospectus for each offering of securities.  Any prospectus supplement may also add, update or change information in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “MATH.”  On March 14, 2007, the last reported sale price for our common stock reported on The NASDAQ Global Market was $3.94 per share.  Each prospectus supplement offering any securities other than our common stock will state whether those securities are listed or will be listed on any exchange, quotation system or market.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, dealers or agents or directly to purchasers.  The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of the shares of securities, see “Plan of Distribution” in this prospectus.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “MathStar” refer to MathStar, Inc. and its consolidated subsidiaries.

Investing in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell a combination of the securities described in this prospectus in one or more offerings up to a total amount of $40,000,000.

This prospectus provides you with a general description of the securities we may offer and the offering.  Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  We will file each prospectus supplement with the SEC.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” in this prospectus.

For investors outside the United States:  We have done nothing that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States.  You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement and information to which we have referred you, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  The information contained in this prospectus is complete and accurate only as of the date on the front cover, but the information may have changed since that date.  You must not rely on any unauthorized information or representation.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

TABLE OF CONTENTS

Prospectus Summary
Risk Factors
Special Note Regarding Forward-Looking Statements
Information We Have Incorporated By Reference
Where You Can Find More Information
Use of Proceeds
General Description of Securities We May Offer
Description of Capital Stock
Description of Warrants
Description of Units
Plan of Distribution
Legal Matters
Experts

PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before buying our securities.  You should read the entire prospectus carefully, especially the “Risk Factors” section in this prospectus, and our financial statements, related notes and other information incorporated by reference into this prospectus before deciding to invest in our securities.

Our Business

We are a development stage company that designs, develops and markets a new class of semiconductor integrated circuit, or chip, we call field programmable object arrays, or FPOAs.  An integrated circuit chip is a small electronic device made out of a semiconductor material that is used for a variety of electronic devices, including personal computers, audio and video equipment, and other electronic products and systems.  Our FPOAs are high-performance, reprogrammable integrated circuits based on our proprietary silicon object technology.  We believe that our FPOA chips will provide cost, performance, time-to-market and time-in-market advantages when compared to existing methods used to design logic devices.  Logic devices are used for managing the interchange and manipulation of digital signals within an electronic system and are one of three broad categories of digital integrated circuits used in electronic systems.

An FPOA consists of very small, pre-designed, high-speed computing and data storage elements, or silicon objects, arranged in a grid pattern, along with internal and external memory and data input and output channels.  The grid of silicon objects is overlaid with a high-speed interconnection system, creating the silicon object array.  This array of objects and interconnect matrix is programmed to execute unique customer applications using industry-standard and FPOA-specific software design tools.  Each of our silicon objects can execute its function at a rate of up to one billion times per second, which is up to four times faster than commercially available programmable logic devices.  Our first FPOA contains 400 silicon objects, and each of these can operate simultaneously, creating a chip capable of executing 400 billion computational operations per second.

Currently, two of the most common methods used to design logic devices are the application-specific integrated circuit method, or ASIC, and the programmable logic device method, or PLD.  The field programmable gate array, or FPGA, is a segment of the PLD market.  ASICs are designed by the end customer with fixed functions for a single application and cannot be reprogrammed.  The primary advantages of using ASIC technology are low per unit cost and high performance.  The primary disadvantages of using ASICs are their high up-front development costs, long time-to-market and inability to change the chip’s function as applications and algorithms change.  An algorithm is a finite set of well-defined instructions for accomplishing a task and can be implemented by computer programs.  In contrast to ASICs, FPGAs, purchased off-the-shelf, are programmed by the customer and can be used in a wide range of applications.  This inherent flexibility of FPGAs provides the advantages of design change simplicity, shorter time-to-market, lower up-front development cost and longer time-in-market.  The primary disadvantages of using FPGAs are their lower performance and higher per unit cost as compared to ASICs.  We believe these disadvantages limit the applications that can be effectively served by the FPGA architecture.  We have introduced a new chip architecture that combines the cost and performance advantages of ASICs with the reprogrammability of FPGAs.

We believe FPOA chips offer better performance than ASIC or FPGA chips, low per unit cost advantages comparable to ASIC chips and the time-to-market and time-in-market advantages of FPGA chips for the following reasons:

•                  Speed.  Each object in the FPOA operates at a speed of up to one GigaHertz, or GHz, which is up to four times the speed of FPGAs. A GigaHertz is a measure of frequency, or clock speed, and is equal to a billion hertz or a thousand megahertz.

•                  Design simplicity.  Our FPOA architecture simplifies the silicon design process. ASIC and FPGA chips require the designer to perform the complex task of implementing algorithms using millions of individual logic gates.  In electronics and digital circuits, a logic gate is an arrangement of switches used to calculate operations. FPOA designers implement these algorithms by programming a few hundred interconnected objects, reducing design costs and improving overall system performance and time-to-market.

•                  Smaller physical size.  In high-performance applications, we believe our FPOAs will have a per unit manufacturing cost advantage over FPGAs because FPOAs are smaller.  In many cases, the FPOA architecture will realize solutions that have a higher functional density than typical FPGAs, reducing the amount of silicon required for a given design.  Functional density refers to the number and complexity of functions that can be performed by a chip of a specific size.

•                  Fewer chips needed.  We believe the size and performance advantages of FPOAs will enable our customers to use fewer chips to implement electronic system functions as compared to FPGAs, which is expected to result in space savings and lower overall system power consumption.

•                  Fast time-to-market.  FPOAs will have a faster time-to-market than ASICs because FPOAs are available off-the-shelf.

•                  Reprogrammable.  Our FPOAs are reprogrammable.  This allows our customers to change the functionality of their systems in the field, thus increasing time-in-market as compared to ASICs.

We will sell our FPOA chips in a blank state as standard off-the-shelf products.  Our chips can be programmed for application-specific functionality by using a combination of industry standard design tools, our physical layer design tools and our library of pre-programmed algorithms.  In November 2006, we started sampling limited quantities of the production version of our ARRIX™ family of FPOAs and expect to continue shipping them in increasing quantities in 2007.

Our Markets

Our goal is to introduce FPOA technology into market applications that require chips that combine high-speed performance, in-field programmability, low per unit price and rapid time-to-market.  Because the FPOA chip is new, there is no independent research available on the market size for FPOAs.  We expect to compete with FPGAs, ASICs and some types of digital signal processors, or DSPs.  DSPs are high-speed single chip microprocessors designed to perform mathematically-intensive digital signal processing computational tasks.  Most of our early design wins are with customers in the high definition video, machine vision and military/aerospace markets, and we are now targeting commercial applications with the following characteristics:

•                  applications that demand higher performance than currently can be served by high-performance DSPs or FPGAs;

•                  applications that demand the reprogrammability of FPGAs but cannot justify the high per unit production cost of FPGAs;

•                  applications that demand high performance but are not expected to generate the production volume that would warrant the expense of an ASIC development; and

•                  applications where reprogrammability is a requirement, thus deterring the designer from using an ASIC.

We believe the machine vision, test and measurement, high definition video, medical imaging, high performance imaging, security and surveillance, military/defense and aerospace, digital signal processing and cellular wireless base stations markets have the characteristics that make them ideally suited to take advantage of the FPOA architecture.

Our Business Strategy

Our goal is to achieve rapid adoption of the FPOA in commercial applications.  To achieve this goal, we are using a manufacturers’ representative sales model.  We have contracted with manufacturers’ representatives to cover the 22 territories in North America and have contracted with three in Europe (England, France and Germany).  The manufacturers’ representatives are managed by our four area sales managers and supported technically by our seven field application engineers.  We will use this team and our strategic partners to introduce our FPOA chips to the marketplace, educate the market on the advantages of our FPOA technology and achieve design wins.

In order to accelerate our initial market penetration and compete with larger FPGA suppliers, we offer potential customers three to four times the performance of FPGAs at similar pricing.  Our initial FPOA chip provides the basis for a planned family of FPOA chips that will serve as targeted chip platforms for the implementation of a widening range of customer-specific algorithms.  We anticipate that future chips will consist of various versions of the initial FPOA chip, may contain different numbers of object types and will be optimized for either low power consumption, high performance, low price or customized intellectual property programming.

During the first half of 2007, MathStar plans to roll out its certified design center plan to accelerate the acceptance and time-to-market of products using FPOAs.  These design centers will assist customers who want the value associated with an FPOA design but want a solution at a higher level of integration—either a complete software, board or system-level solution.

Under our business development agreement with Summit Design, Inc., we have incorporated our physical layer design tools into the Summit Design Visual Elite design tool suite.  We and our customers use the resulting design tool suite to program, or map, the customers’ intellectual property to our FPOAs.  On October 24, 2006, Mentor Graphics Corporation announced the completion of its acquisition of Summit Design.  Mentor Graphics has indicated that it plans continued support for the Visual Elite Tool Suite, and we anticipate no adverse impact from the acquisition.

Development Stage Company

We are a development stage company.  We have a limited operating history and have not yet commercialized any products. To date, we have recognized only nominal revenue from research services provided under grants from governmental agencies, engineering services and sales of prototype chips and FPOA development kits.  We do not know whether or when we will be able to generate significant product revenue or become profitable.  For the year ended December 31, 2005, we had a net loss of $18,935,000, for the year ended December 31, 2006, we had a net loss of $22,643,000 and, as of December 31, 2006, we had an accumulated deficit of $106,137,000.

Company Information

We were incorporated under Minnesota law in April 1997, and we reincorporated under Delaware law on June 14, 2005.  Our executive offices are located at 19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, Oregon 97124. Our telephone number is (503) 726-5500.  Our website is www.mathstar.com. The information contained on our website is not a part of this prospectus.  We have included our website address in this prospectus as an inactive textual reference only.

Assumptions Used in Prospectus

Unless we indicate otherwise, all information in this prospectus takes into account the three-for-one reverse stock split of our common stock that was effective on June 10, 2005.

This prospectus refers to trademarks owned by other companies.  The inclusion of other companies’ brand names and products in this prospectus is not an endorsement of us by those companies.

RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered only by those persons who are able to afford a loss of their entire investment.  There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by any forward-looking statement.  In particular, you should consider the numerous risks outlined under “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 14, 2007, which is incorporated into this prospectus by reference.

Those risk factors are not exhaustive.  Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance.  Moreover, we operate in a very competitive and rapidly changing environment.  New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  In evaluating our business, prospective investors should carefully consider the risk factors in addition to the other information included or incorporated by reference in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference and any other written or oral statements made by or on our behalf include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements reflect our current views with respect to future events and future financial performance and do not relate only to historical matters.  You can identify these forward-looking statements by our use of the words “believes,” “anticipates,” “forecasts,” “projects,” “could,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions, whether in the negative or affirmative.  We wish to caution you that any forward-looking statements made by us or on our behalf are subject to uncertainties and other factors that could cause such statements to be wrong.  We cannot guarantee that we actually will achieve these plans, intentions or expectations.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make.  These statements are only predictions and speak only of our views as of the date the statements were made.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity and/or performance of achievements.  We do not assume any obligation to update or revise any forward-looking statements that we make, whether as a result of new information, future events or otherwise.

Factors that may affect forward-looking statements include, among others, our abilities to maintain the technological competitiveness of our current products, successfully introduce our products to the market on a timely basis, develop new features for our products, successfully market our products, respond to competitive developments, develop and maintain strategic relationships with providers of complementary technologies, manage our costs and the challenges that may come with growth of our business and attract and retain qualified sales, technical and management employees.  We are also affected by the growth and regulation of the semiconductor industry.

We have identified some of the important factors that could cause future events to differ from our current expectations in our most recent Annual Report on Form 10-K filed on March 14, 2007 including, without limitation, under the captions “Item 1A.  Risk Factors” and “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operation” and in other documents we file with the SEC and that are incorporated herein by reference, all of which you should review carefully.  Although we have attempted to list comprehensively these important factors, we also wish to caution investors that other factors may prove to be important in the future in affecting our operating results.  New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact each factor or combination of factors may have on our business.

INFORMATION WE HAVE INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information.  We are incorporating by reference into this prospectus the documents listed below:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2006.

All documents we file (but not furnish) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering are also incorporated by reference and are an important part of this prospectus.  Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that have been or may be incorporated by reference in the prospectus (other than exhibits to such documents that are not specifically incorporated by reference into such documents).  Your requests should be directed to our Chief Financial Officer at our principal executive offices at:

MathStar, Inc.
19075 N.W. Tanasbourne Drive, Suite 200
Portland, OR  97124
Telephone:  (503) 726-5500

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy the reports, proxy statements and other information that we file at the SEC’s public reference facilities at 100 F Street NE, Washington, D.C. 20549 at prescribed rates.  Our filings are also available free of charge at the SEC’s website at http://www.sec.gov. You may also obtain copies of such materials by calling the SEC at 1-800-SEC-0330, or by mail from the Public Reference Room at 100 F Street NE, Washington, D.C. 20549.

This prospectus is part of a Registration Statement on Form S-3, or the Registration Statement, we filed with the SEC under the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the Registration Statement.  For more information about us and our common stock and other securities, you should read the Registration Statement and its exhibits and schedules.  Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge via the SEC’s website.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds, if any, from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes, including expanding our sales and marketing and customer service and training efforts and investing in our product development resources.

We have not yet determined the amount or timing of the expenditures for each of the categories listed above, and these expenditures may vary significantly depending on a variety of factors.  As a result, we will retain broad discretion in the allocation and use of the net proceeds of this offering.

Pending application of the net proceeds for the purposes described above, we intend to invest the net proceeds in investment-grade, interest-bearing securities.  We cannot predict whether the net proceeds will yield a favorable return.

GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer shares of our common stock, warrants or units with a total value of up to $40,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.  This prospectus provides you with a general description of the securities we may offer. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the terms under which they are being offered.  The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement will offer a security that is not included in the registration statement of which this prospectus is a part at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock, including our common stock, and other securities and the material provisions of our certificate of incorporation, bylaws and other agreements.  The following is only a summary and is qualified by applicable law and by the provisions of our certificate of incorporation, bylaws and other agreements, copies of which are available as set forth under the captions “Where You Can Find More Information” and “Information We Have Incorporated by Reference.”

General

Under our certificate of incorporation, we have 100,000,000 shares of authorized capital stock, of which 90,000,000 shares have been classified as common stock and 10,000,000 shares have been classified as preferred stock, $0.01 per share par value.  As of December 31, 2006, there were 20,921,890 shares of common stock outstanding and approximately 1,000 holders of record of our common stock. We have no outstanding shares of preferred stock.

Common Stock

Holders of common stock are entitled to receive such dividends as are declared by our board of directors out of funds legally available for the payment of dividends.  We presently intend to retain any earnings to fund the development of our business.  Accordingly, we do not anticipate paying any dividends on our common stock for the foreseeable future. Any future determination as to declaration and payment of dividends will be made at the discretion of our board of directors.

In the event of the liquidation, dissolution, or winding up of MathStar, each outstanding share of our common stock will be entitled to share equally in any of our assets remaining after payment of or provision for our debts and other liabilities.

Holders of common stock are entitled to one vote per share on matters to be voted upon by stockholders.  There is no cumulative voting for the election of directors, which means that the holders of shares entitled to exercise more than 50% of the voting rights in the election of directors are able to elect all of the directors.

Holders of common stock have no preemptive rights to subscribe for or to purchase any additional shares of common stock or other obligations convertible into shares of common stock which we may issue after the date of this prospectus.

All of the outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock are not liable for further calls or assessments.

Warrants Issued in October 2006 Private Placement

In October 2006, we issued to investors in our private placement and to our selling agent in that private placement warrants to purchase a total of 1,366,988 shares of our common stock.  The warrants will become exercisable on April 3, 2007, have a five-year term expiring on October 3, 2011, and have an initial exercise price of $6.00 per share.  The warrants also have a “cashless” exercise provision entitling the holder to apply any difference between the market value and the lesser exercise price of the shares subject to the warrants to the payment of the exercise price of other shares subject to the warrants, thus reducing the number of shares purchasable upon exercise of the warrant.  The exercise price and the number of shares subject to the warrants will be proportionately adjusted upon any stock dividend, subdivision of our common stock, or reverse stock split.  In addition, the warrants provide that if we issue or sell our common stock for no consideration or for a consideration per share less than the then-effective exercise price of the warrants, the exercise price of the warrants is decreased and the number of shares subject to the warrants is increased as provided in the warrants.

Options and Other Warrants

As of December 31, 2006, we had reserved a total of 2,518,054 shares of common stock for issuance under our 2000 and 2002 stock option plans, the Digital MediaCom stock option plan and our 2004 Amended and Restated Long-Term Incentive Plan; we had options outstanding to purchase 2,178,457 shares of common stock; and we had restricted stock awards outstanding for 60,000 shares of common stock.  Of these restricted stock awards, awards for 30,000 shares vested on January 9, 2007, and awards for an additional 30,000 shares will vest on January 9, 2008.  In addition, as of December 31, 2006, there were 3,089,825 shares subject to outstanding warrants.  As of December 31, 2006, the average weighted exercise price of all outstanding options was $5.46 per share, and the average weighted exercise price of all outstanding warrants was $6.07 per share.

Undesignated Preferred Stock

Our certificate of incorporation authorizes 10,000,000 shares of preferred stock.  Our board of directors is authorized, without further stockholder action, to establish various series of such preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares.  Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of a class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock.  As of the date of this prospectus, there were no shares of preferred stock designated or outstanding.

Registration Rights

Registration Rights of Purchasers of Common Stock and Warrants in October 2006 Private Placement

We entered into registration rights agreements with the investors in our October 2006 private placement under which we agreed to file a registration statement and cause it to become effective on or before the deadline, or the effectiveness deadline, set forth in the registration rights agreements.  We prepared and filed the registration statement (Registration No. 333-138244), and it became effective on November 7, 2006, which was before the effectiveness deadline.  However, if the registration statement ceases to remain continuously effective for more than an aggregate of 20 consecutive trading days or for more than an aggregate of 40 trading days in any 12-month period (which need not be consecutive), on the date on which the applicable trading day period is exceeded, MathStar must pay to each investor in the October 2006 private placement an amount in cash equal to 1.5% of the aggregate purchase price paid by such investor for the securities then held by such investor that were purchased in the October 2006 private placement.  In addition, on each monthly anniversary date of the date on which the applicable trading day period is exceeded (if the registration statement is not then effective), MathStar must pay to each investor an amount in cash equal to 1.5% of the aggregate purchase price of the securities then held by such investor that were purchased in the October 2006 private placement.  If MathStar does not pay these amounts within seven days after they are payable, it must pay interest on such amounts at the annual rate of 10%.  The registration agreements also provide that the maximum payment by MathStar to an investor shall not exceed (i) in any 30-day period, an aggregate of 1.5% of the purchase price paid by the investor for MathStar’s securities in the October 2006 private placement (plus interest, if applicable) and (ii) 10% of the purchase price paid by such investor for such securities.

Registration of Shares Subject to Stock Options

On May 23, 2006, we filed a registration statement on Form S-8 under the Securities Act of 1933 covering 2,549,456 shares of our common stock reserved for issuance upon exercise of outstanding options.  Accordingly, such shares may be sold in the open market, subject to Rule 144 volume limitations that apply to our affiliates.

Limitations on Directors’ Liability

Our certificate of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law.

In addition, as permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of the director’s fiduciary duty as a director.  The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of the director’s fiduciary duty as a director, except that a director will be personally liable for:

•                  any breach of his or her duty of loyalty to us or our stockholders;

•                  acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•                  the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•                  any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our certificate of incorporation or Delaware law against liabilities arising under the Securities Act of 1933, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Provisions of Our Certificate of Incorporation and Delaware Law that May Have an Anti-Takeover Effect

Certain provisions set forth in our certificate of incorporation and Delaware law, which are summarized below, may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in the stockholder’s best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Undesignated Preferred Stock

Our certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by our stockholders, up to 10,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, any voting powers of the shares of the series, and any preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions, of the shares of such series.  Our board could authorize the issuance of shares of preferred stock that could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for shares of our common stock or otherwise be in their interests.

Delaware Takeover Statute

Section 203 of the Delaware General Corporation Law, or DGCL, prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless:

•                  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned:

•                  by persons who are directors and also officers, and

•                  by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•                  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank N.A., whose address is P.O. Box 64874, St. Paul, Minnesota 55164.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “MATH.” We have not applied to list our common stock on any other exchange or quotation system.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock.  Warrants may be issued independently or as part of a unit with shares of common stock and may be attached to or separate from the underlying shares of common stock.  The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, or between us and the warrant holders, as detailed in the prospectus supplement relating to warrants being offered.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of the terms of the warrants. These items will include:

•                  the title of the warrants;

•                  the aggregate number of the warrants;

•                  the price or prices at which the warrants will be issued;

•                  the currencies in which the price or prices of the warrants may be payable;

•                  the designation, amount, and terms of the common stock or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•                  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•                  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•                  the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•                  the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  any terms relating to the modification of the warrants;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of any material federal income tax considerations; and

•                  any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements.  These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful.  We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants.  For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of the warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” in this prospectus.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The units may be issued under units agreements to be entered into between us and a bank or trust company, as unit agent, or between us and the unit holders, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•                  a description of the terms of any unit agreement governing the units;

•                  a description of the provisions for the payment, settlement, transfer or exchange of the units;

•                  a discussion of material federal income tax considerations, if applicable; and

•                  whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.  These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful.  We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units.  For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information” in this prospectus.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered pursuant to this prospectus:

•       directly to purchasers;

•       to or through underwriters;

•       through dealers or agents; or

•       through a combination of methods.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.  We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.  Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If underwriters are used in an offering, we will sign an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement.  If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement.  If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.  Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals.  The dealers then may resell the securities to the public at varying prices which they determine at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate.  If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement.  Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described therein.  In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933 or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements.  Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.

Each series of securities is expected to be a new issue of securities with no established trading market, other than the common stock, which is listed on The NASDAQ Global Market.  Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on The NASDAQ Global Market, subject to official notice of issuance.  Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  The securities, other than the common stock, may or may not be listed on The NASDAQ Stock Market or other securities exchange.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for us by Winthrop & Weinstine, P.A., Minneapolis, Minnesota.  We received certain advice from our legal counsel in connection with the matters described herein.  Such legal advice is solely for our benefit and not for any stockholder or prospective investor.  Purchasers of the securities offered hereby are not entitled to rely on any such advice and should not consider any such counsel to represent them or their interests.

Richard A. Hoel is a shareholder of Winthrop & Weinstine  P.A., and his spouse owns 13,304 shares of our common stock.  Michele D. Vaillancourt also is a shareholder of Winthrop & Weinstine  P.A., and she and her spouse together own 3,334 shares of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting), incorporated into this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$40,000,000

MathStar, Inc.

Common Stock
Warrants
Units

PROSPECTUS

                           , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the shares of common stock being registered.  All of such expenses, except for the SEC registration fee, are estimated.

SEC registration fee	$1,228
Legal fees	25,000
Accountant’s fees and expenses	25,000
Registrar’s and transfer agent’s fees	5,000
Printing expenses	10,000
Miscellaneous	3,772
Total	$70,000

Item 15.Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides as follows:

A Delaware corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was illegal.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification will be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper

Article 9(B) of our Certificate of Incorporation provides that MathStar shall indemnify its officers, directors, employees and agents and other persons to the fullest extent authorized or permitted by the Delaware General Corporation Law.

We maintain directors’ and officers’ liability insurance for the benefit of our directors and certain of our officers.

Reference is made to Item 17(d) for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

Item 16.Exhibits

The exhibits are described on the Exhibit Index to this Registration Statement on Form S-3.

Item 17.Undertakings

(a)                                  The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(e) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          If the securities registered are to be offered at competitive bidding, the undersigned registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)          The undersigned registrant hereby undertakes that:

(1)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)            The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 15, 2007.

MATHSTAR, INC.

/s/ JAMES CRUCKSHANK
James W. Cruckshank
Vice President, Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Each person whose signature appears below hereby constitutes and appoints Douglas M. Pihl and James W. Cruckshank, or either of them, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of MathStar, Inc. and any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas M. Pihl	President, Chief Executive Officer and Chairman	March 15, 2007
Douglas M. Pihl	of the Board of Directors (Principal Executive Officer)

/s/ James W. Cruckshank	Vice President of Administration and Chief Financial Officer (Principal	March 15, 2007
James W. Cruckshank	Financial Officer and Principal Accounting Officer)

/s/ Benno G. Sand	Director	March 15, 2007
Benno G. Sand

/s/ Merrill A. McPeak	Director	March 15, 2007
Merrill A. McPeak

/s/ Morris Goodwin, Jr.	Director	March 15, 2007
Morris Goodwin, Jr.

/s/ Michael O. Maerz	Director	March 15, 2007
Michael O. Maerz

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page
1.1	Form of Underwriting Agreement.*
2.1

Agreement and Plan of Merger dated June 10, 2005 by and between MathStar, Inc. (Minnesota Corporation) and MathStar, Inc. (Delaware Corporation) (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1 filed by MathStar, Inc. with the Securities Exchange Commission (“SEC”) on August 3, 2005, Registration No. 333-127164 (“Registration Statement”)).

2.2

Articles of Merger dated June 10, 2005 by and between MathStar, Inc. (Minnesota Corporation) and MathStar, Inc. (Delaware Corporation) as filed with the Delaware and Minnesota Secretaries of State on June 14, 2005 (incorporated by reference to Exhibit 2.2 to the Registration Statement).

3.1	Certificate of Incorporation of MathStar, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement).
3.2	By-laws of MathStar, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement).
4.1	Form of common stock certificate of MathStar, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement).
4.2	Form of Warrant.*
5.1	Opinion of Winthrop & Weinstine, P.A.
10.1	MathStar, Inc. 2000 Combined Incentive and Non-Statutory Stock Option Plan and related forms of agreements (incorporated by reference to Exhibit 10.1 to the Registration Statement).**
10.2	MathStar, Inc. 2002 Combined Incentive and Non-Statutory Stock Option Plan and related forms of agreements (incorporated by reference to Exhibit 10.2 to the Registration Statement).**
10.3	Digital MediaCom, Inc. 1999-2000 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement).**
10.4

MathStar, Inc. 2004 Amended and Restated Long-Term Incentive Plan and related forms of agreements (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 22, 2006).**

10.5	MathStar, Inc. 2005 Variable Compensation Plan (incorporated by reference to Exhibit 10.5 to the Registration Statement).**
10.6

Business Development Agreement dated as of December 28, 2005 by and between Summit Design, Inc. and MathStar, Inc. (incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K for the year ended December 31, 2005 filed by the Company with the SEC).***

10.7

Honeywell/MathStar Strategic Agreement dated as of December 13, 2004 by and between Honeywell International, Inc. and MathStar, Inc. (incorporated by reference to Exhibit 10.7 to the Registration Statement).***

10.8

Strategic Partnership Agreement dated as of October 8, 2004 by and among Valley Technologies, Inc., Gerald Petrole and MathStar, Inc. (incorporated by reference to Exhibit 10.8 to the Registration Statement).***

10.9	Lease dated December 14, 2001 by and between Green Oak Associates and MathStar, Inc. (incorporated by reference to Exhibit 10.9 to the Registration Statement).
10.10	Standard Commercial Lease dated as of October 1, 2003 by and between Parkway Point Joint Venture and MathStar, Inc. (incorporated by reference to Exhibit 10.10 to the Registration Statement).
10.11

First Amendment to the Standard Commercial Lease dated as of July 22, 2005 by and between Parkway Point Joint Venture and MathStar, Inc. (incorporated by reference to Exhibit 10.11 to the Registration Statement).

10.12	Office Lease Agreement dated June 1, 2005 by and between Mark Tanasbourne, LLC and MathStar, Inc. (incorporated by reference to Exhibit 10.12 to the Registration Statement).
10.13	Executive Suite Rental Agreement dated June 16, 2005 by and between Jet Center Property Services, LLC and MathStar, Inc. (incorporated by reference to Exhibit 10.13 to the Registration Statement).
10.14

Full-Time Permanent Engagement Resources Agreement dated June 30, 2005 by and between Tatum CFO Partners, LLP and MathStar, Inc. (incorporated by reference to Exhibit 10.14 to the Registration Statement).

10.15

Schedule of Executive Officer and Director Compensation for 2006 (incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K for the year ended December 31, 2005 filed by the Company with the SEC).**

10.16

Form of Non-Statutory Stock Option Agreement evidencing options granted and to be granted to the non-employee directors of MathStar, Inc. (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 22, 2005).**

10.17	Form of Restated Bridge Loan and Subscription Agreement for April 2005 note and warrant financing of MathStar, Inc. (incorporated by reference to Exhibit 10.17 to the Registration Statement).
10.1	Form of Bridge Note for April 2005 note and warrant financing of MathStar, Inc. (incorporated by reference to Exhibit 10.18 to the Registration Statement).
10.19	Form of Bridge Warrant for April 2005 note and warrant financing of MathStar, Inc. (incorporated by reference to Exhibit 10.19 to the Registration Statement).
10.20

Amendment No. 1 to Strategic Partnership Agreement dated August 11, 2005 by and between MathStar, Inc. and Valley Technologies, Inc. (incorporated by reference to Exhibit 10.20 to the Registration Statement).

10.21

Amendment No. 2 to Strategic Partnership Agreement dated December 5, 2005 by and between MathStar, Inc. and Valley Technologies, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 5, 2005).

10.22

Employment Agreement — Offer Letter to Glen Wiley effective on December 28, 2005 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 29, 2005).**

10.23

Form of Securities Purchase Agreement dated as of September 26, 2006 by and among MathStar, Inc. and the investors in the Company’s October 2006 private placement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 6, 2006).

10.24

Form of Warrant to Purchase Common Stock issued on October 23, 2006 by the Company to the investors in the Company’s 2006 private placement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the SEC on October 6, 2006).

10.25

Form of Registration Rights Agreement dated September 26, 2006 by and among the Company and the investors in the Company’s October 2006 private placement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company with the SEC on October 6, 2006).

23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Winthrop & Weinstine, P.A. (included in the opinion filed as Exhibit 5.1).
24.1	Power of attorney (included on signature page).

*                    To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the offering of the securities being registered.

**             Indicates a management contract or compensatory plan or arrangement.

***      Portions of such exhibit are treated as confidential pursuant to an Order Granting Confidential Treatment under the Securities Act of 1933 issued by the SEC.  Such portions of the exhibit have been redacted, and the redacted portions were separately filed with the SEC.